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2 0 1 9 C S R R E P O R T | S E I C .C O M | 1 Table of Contents Introduction Corporate Social Responsibility at SEI About the Report Governance and Ethics Ethics and Compliance Fair Marketing and Communications Risk Management Sustainable Investing Sustainability in Manager Research Sustainable Investing Solutions Investment Stewardship Investment Risk Management Operations Human Capital Philanthropy Environmental Sustainability SASB Index A Letter from Our Chairman and CEO We are facing an unprecedented time in history, as a pandemic with far-reaching social and economic repercussions encompasses the globe, alongside renewed calls to address centuries of inequity. Now more than ever, balancing our responsibilities to all of our stakeholders—including our employees, clients, shareholders and communities—is of the utmost importance. Since our founding in 1968, we’ve operated at the intersection of technology and investments. We believe that fear of failure can inhibit a culture of innovation, as well as our ability to solve complex problems for our clients. Embracing transformation and disruption is what has helped us develop leading-edge solutions for the markets we serve. That same spirit will enable us to face the challenges that lie ahead. We believe that a dynamic and diverse workforce is one of the keys to our success. Each of us brings unique skills, experiences, backgrounds, strengths and passions to our work, enabling both individual and collective growth. We encourage employees to take action on their passions and ideas. We provide opportunities for our employees to lead our philanthropic efforts to make the communities in which we operate better with their hands-on involvement along with financial resources. In 2019, through our employee-led SEI Cares group and its partner, the SEI Cares Fund, our employees contributed about 8,500 hours of volunteer service and donated approximately $260,000 to partner organizations. Our attention to each of our stakeholders also enables us to bring creative solutions to our clients. For more than 50 years, we have helped our clients achieve their business and investment goals. Clients need solutions that meet today’s challenges and contemplate future opportunities. Our investment clients’ goals often go beyond the numbers—they also consider how environmental, social and governance (ESG) considerations may impact risk and returns. As of Dec. 31, 2019, SEI manages approximately $22.5 billion in assets with screening or ESG integration approaches. As we move forward, we are confident in our future. I am heartened by the work we are doing within SEI that will help us grow as a company and workforce, contributing to our sector’s success. I look forward with optimism, which includes greater corporate social responsibility. 1 3 7 10 17

Introduction

We are a leading provider of technology-driven wealth and investment management solutions. For more than 50 years, we've led in the outsourcing space by being an innovator, delivering platform-based solutions and financial technologies—across front, middle and back offices—to help our clients achieve lasting success.

As of Dec. 31, 2019, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages, advises or administers approximately $1 trillion in hedge, private equity, mutual fund and pooled or separately managed assets, including approximately $352 billion in assets under management and $683 billion in client assets under administration.

Corporate Social Responsibility at SEI

At SEI, we believe that our business should be conducted in a manner that achieves sustainable growth and demonstrates a commitment to corporate social responsibility (CSR). As such, we expect all employees to act responsibly, ethically and with integrity in our dealings with each other and our stakeholders.

CSR is an important component of various aspects of our business. The corporate functions that govern our policies, procedures and environment incorporate our CSR ethos into their practices. These functions include compliance, risk, investor relations, workforce development, investment management and facilities. SEI's progress and priorities are detailed throughout this report.

Our Sustainable Investment Committee was established in 2018 and meets quarterly to coordinate and promote sustainability efforts across SEI globally, and its mandate includes both corporate and investment management initiatives. The Committee supports SEI's commitment to the ESG principles laid out in our ESG statement.

Each of our company's six employee-led affinity groups contributes to SEI's CSR progress by engaging, educating and supporting employees through grassroots programs focused on philanthropy and volunteerism, diversity, environmental sustainability, military and veteran support, women's empowerment, and wellness. More information can be found under "Employee Affinity Groups" on page 13.

About the Report

As a technology-driven provider of outsourced asset management, investment processing and investment operations solutions, we help clients create and manage wealth over the long term. We understand that our stakeholders look to us for information about how we approach CSR and how our products and solutions may enable a more sustainable economy. As investors, we also recognize the need for comparable, industry-relevant CSR disclosures. For the reporting period of fiscal year 2019, we have aligned this document with the Sustainability Accounting Standards Board's (SASB) guidelines for the Software & IT Services and Asset Management & Custody Activities sectors. Data pertaining to our affiliate, LSV Asset Management, is not included within this report.

(In thousands, except per-share data)*	2019	Change from 2018
Revenues	$1,649,885	2%
Income from operations	$460,424	4%
Net income	$501,426	(1%)
Diluted common shares outstanding	154,901	(4%)
Diluted earnings per share	$3.24	3%

**Statistics as of Dec. 31, 2019*

FINANCIAL SUMMARY

2019 CSR REPORT | SEIC.COM | 1

2 0 1 9 C S R R E P O R T | S E I C .C O M | 2 2 0 1 9 C S R R E P O R T | S E I C .C O M | 3 HANDS-HEART Company Values We help our clients succeed. Their needs come before our own and drive our business. We value collaboration and treat each other with respect. We behave with integrity; we do what we say and are transparent in all our dealings. We embrace diversity in our thinking and in our workforce. Diversity is key to our commitment to creativity and innovation. SEI is our company. We think and act as owners. We are committed to the growth and betterment of our people, partners and community. We are committed to providing shareholders with sustainable earnings growth. We have fun. Client Experience Principles Care for clients. Care for SEI. Know and anticipate our clients’ needs, desires, goals and challenges. Open ourselves to our clients. Be open to possibilities. Simplify the complex. Make it easy to work with us. Act in the best interest of our clients. Own the experience. Exceed. Handshake

2 0 1 9 C S R R E P O R T | S E I C .C O M | 2 2 0 1 9 C S R R E P O R T | S E I C .C O M | 3 Governance and Ethics For more than 50 years, we have created next-generation solutions for the financial services industry. Our ability to fulfill our mission—to help clients achieve continued success by developing consistently relevant solutions delivered through an outstanding client experience— rests on our reputation as a trusted partner and advisor. Ethics and Compliance We are dedicated to ethical business practices and have a Code of Conduct that is designed to promote an ethically strong and safe work environment. Our General Counsel has oversight of our Code of Conduct. Company Code of Conduct Our Code of Conduct requires employees to comply with all applicable laws. All employees are required to undergo annual training on our Code of Conduct, which includes: • Decision-making • Employee activities: Conflicts of interest, civic/political activities, loans to employees, insider trading, etc. • Reputational risk • Promoting a positive work environment • Recordkeeping • Compliance with law: Anti-bribery and corruption and anti-money laundering (see “Additional Policies and Training”) • Audits, investigations and legal proceedings • Delegation of authority • Confidential information and privacy: Protecting information, employee privacy and client privacy and safeguarding data • Public disclosures Any employee who believes his or her actions, or those of any other employee, may be inconsistent with the Code of Conduct, is encouraged to bring these concerns to members of the Legal and Compliance team or report confidentially to the SEI Ethics Alertline. The company’s policy of non-retaliation for reporting alleged violations is detailed in the Complaint Procedures and Non-retaliation Policy. SEI’s various operating subsidiaries adopt specific Codes of Conduct that include any applicable regulatory requirements for the subsidiary or the jurisdiction in which it is located that are in addition to the behavior required by our corporate Code of Conduct. Additional Policies and Training “Corporate Responsibility” training is assigned to all U.S. employees on an annual basis. Globally, similar training is assigned based on the area of jurisdiction. Anti-Corruption Policy: Describes our policy in respect to anti-corruption laws and regulations of the countries in which we operate. SEI and its subsidiaries will conduct every business transaction with integrity and will comply with the laws and regulations of the United States and each foreign country in which we work. The policy applies to all of our officers, employees, subsidiaries and third parties worldwide. Privacy and Information Security Policy: Outlines the principles that govern all of SEI’s business units and regulates direct or indirect subsidiaries of SEI Investments Co. with respect to the collection, sharing and protection of information. Anti-Money Laundering Policy: We prohibit and actively prevent money laundering and the funding of terrorist activities by complying with all applicable requirements under the Bank Secrecy Act and its implemented regulations.

2 0 1 9 C S R R E P O R T | S E I C .C O M | 4 2 0 1 9 C S R R E P O R T | S E I C .C O M | 5 Fair Marketing and Communications SEI’s investment platforms and solutions serve both retail, primarily through intermediaries, and institutional investors in global markets. Our clients include private banks, wealth services and management firms, investment advisors, investment managers, retirement plan sponsors, institutional investors, endowments and ultra-high-net-worth families. We seek to provide fair, transparent and comprehensive information on our products and services that are appropriate for each type of client. We require all client and prospect marketing collateral to be reviewed and approved prior to use. A group of legal and compliance professionals, including FINRA- registered principals in the United States, reviews all company- generated marketing collateral for compliance with applicable legal and regulatory guidance. They subsequently complete corresponding regulatory filings as required. Our Legal and Compliance team members may also provide ongoing consultation on interpretative guidance and related legal matters. In-person and online training is required of and provided to new employees in sales and marketing roles. Guidebooks and supplemental reference materials, including policies and guidelines, are distributed to employees during training sessions. These materials are maintained internally. Employees must adhere to specific guidelines if they are approved and trained to represent SEI on any media platform (print, radio, television and social media) as part of their job responsibilities. For individuals who represent some of SEI’s regulated wholly owned subsidiaries, SEI provides additional mandatory training regarding content generation that complies with applicable content standards and relevant jurisdictional anti- fraud provisions for marketing. Supplemental training may be conducted at least once a year, and failure to participate in ongoing training may result in the revocation of official spokesperson status. Within the last five years, none of SEI’s covered employees have disclosed that he or she has been involved in a legal proceeding related to the investment advisory or brokerage business. Additional information regarding our covered employees is available on the SEC’s website. Risk Management We believe we manage risks thoughtfully in the pursuit of our strategic business objectives. We strive to deliver long-term,

2 0 1 9 C S R R E P O R T | S E I C .C O M | 4 2 0 1 9 C S R R E P O R T | S E I C .C O M | 5 sustainable growth in our revenues and earnings. As such, we seek to balance risk-taking with strategic returns. SEI has long utilized a traditional risk management structure, whereby functional business leaders manage risks within their particular areas of responsibility. Our business unit executives are responsible for risks related to strategy, sales and client relationships. The Chief Financial Officer (CFO) and the Controller are responsible for managing financial risk. The Chief Information Officer and the Chief Information Security Officer (CISO) are responsible for managing risks related to information technology operations. The General Counsel and applicable Chief Compliance Officer are responsible for managing legal and regulatory risk. In order to inform our risk-based decision-taking and manage the risks of our business models, SEI’s Board of Directors and executive management have established an Enterprise Risk Management (ERM) program. This program is designed to consider the risks faced by the company holistically. We believe our ERM program enhances, but does not replace, our traditional risk management structure. Enterprise Risk Management Structure The Enterprise Risk Management team, run by our Chief Risk Officer (CRO), reports to the CFO. Throughout the year, the CRO works with the various business lines and solution development teams to continually identify, review and assess business risks and corresponding mitigation measures. Responsibilities that fall under the Enterprise Risk Management team include: • Corporate Risk Register • Business Resilience • Crisis Management • Physical Security • Third-Party Risk • Counterparty Risk • Information Governance • Corporate Insurance Business Continuity Management The Business Continuity Management (BCM) team endeavors to deliver a program that achieves business and technology resiliency via preparation and testing of specific activities, technology and corporate recovery plans. Based on Business Impact Analyses and risk assessments, the program is designed to continue developing, coordinating and maintaining recovery plans and testing programs. Additional design objectives include the ability to recover and resume business processing in the event of an unforeseen disruption to facilities, personnel, technology systems or applications. Our BCM program addresses what we believe are the material risks posed to the company in the event of a significant disruption or catastrophic incident. It also provides framework within which the individual business areas, operating companies, and SEI as a whole can prevent, contain and recover from a potential incident. Each team at SEI creates and maintains a Business Continuity Plan that focuses on the team’s individual recovery needs. Specific actions are defined in response to a range of possible disruptions within business operations and information systems identified via a risk assessment using the risk management framework of the Committee of Sponsoring Organizations of the Treadway Commission. Each of our sites has also established a Crisis Management Team (CMT), which has the authority to initiate the communication plan for that site and to invoke use of our off-site workplace recovery center with the designated business resumption service provider (where applicable). The CMT makes use of the Incident Management and Emergency Communication processes, as well as Business Resumption and Disaster Recovery Plans for its location as needed. BCM is also responsible for our annual Climate Change Risk Assessment. The assessment identifies potential impacts on our operations and business partners from global risks, such as extreme weather events and natural disasters, and also identifies possible corporate responses to the potential risks. Information Governance Our Information Governance Program uses ARMA International’s Generally Accepted Recordkeeping Principles® as the basis for the program. These eight principles describe the conditions under which business records and related information should be maintained and are widely considered the industry standard for information governance. Third-Party Risk Management We are committed to delivering services to clients in a manner consistent with sound risk management practices, as well as legal, contractual and regulatory obligations. We consider third parties to be an integral part of our business model, and as such,

2 0 1 9 C S R R E P O R T | S E I C .C O M | 72 0 1 9 C S R R E P O R T | S E I C .C O M | 6 exercise skill, care and diligence when entering into, managing or terminating third-party relationships. We maintain a Third-Party Risk Management Program that encompasses all third parties globally and covers the entire vendor life cycle, including due diligence, risk assessment, contracting, onboarding, continuous monitoring, and exit and contingency planning. The program has board and senior management oversight via a governance structure that includes a Vendor Management Committee. The committee is chartered with maintaining the program to address changes in the risk landscape and for facilitating program compliance. Vendor owners are responsible for the risk, performance and oversight of their third parties throughout the relationship, and a centralized Vendor Management Office oversees the overall program execution. We request information about our third parties’ corporate social responsibility, environmental sustainability, and diversity and inclusion policies as part of our due diligence and periodic monitoring. In addition, we produce an annual report with statistics on supplier diversity spending, which is provided to executives, governance bodies and clients (upon request). Information Security Our long-term client relationships depend on our ability to handle client data and information securely and with integrity. Our Chief Privacy Officer leads the privacy program, which is designed to manage data privacy and protection across the enterprise. Our CISO manages our information security program, which is designed to protect electronic information and other intellectual property from unauthorized disclosure, modification or misuse. Both privacy and information security report quarterly to the Operations Risk Committee, comprising senior executives, and annually to the Board of Directors. Our network architecture limits and controls access to critical resources while providing high rates of performance. Endpoint detection and response systems use advanced intelligence to detect malware, as well as analyze and adapt to new issues as they arise. Our Security Information and Event Management system provides near real-time detection and response to security events and integrates threat intelligence data to anticipate and identify suspicious activity. Each year, we conduct independent third-party tests of our systems to identify necessary changes and enhancements to the protocol. Additionally, our Information Security team performs regular vulnerability studies internally and externally. Training and Awareness Our people are critical to our ability to protect client data and information. All employees receive training as part of their new hire onboarding and annually as part of their required corporate training. Additional employee resources include a dedicated intranet site where employees can access our policies, training and information on best practices, regular communications from our corporate leadership, email updates from the Information Security team and phishing awareness education at business unit town hall meetings.

2 0 1 9 C S R R E P O R T | S E I C .C O M | 72 0 1 9 C S R R E P O R T | S E I C .C O M | 6 Sustainable Investing With $244.6 billion in assets under management as of Dec. 31, 2019,1 we offer investment products, including mutual funds, collective investment products, alternative investment portfolios and separately managed accounts to a wide range of institutional and high-net-worth investors. Investors are increasingly considering how ESG issues affect their investments, as well as how their investments can drive positive impact. We approach sustainable investing with the same culture of innovation that has enabled our success for more than 50 years. As a signatory to the UN Principles for Responsible Investment (UN PRI), we are committed to building and enhancing our approach to sustainable investing and reporting on these efforts annually. Our ESG Statement reinforces this commitment for all our employees. Sustainability in Manager Research Manager research is the foundation of our approach to investment management. Over the course of three decades, we developed this capability to provide our clients with access to skilled managers and diversified investment products through a multi-manager solution. Manager research underpins our sustainable investing capabilities, and our approach to ESG research provides an in-depth analysis of each of our managers based on three broad sets of factors: profile, resources and practices. • Profile: We analyze the extent of the manager’s sustainability practices in a broad sense, as well as the manager’s commitment to sustainable investing. • Resources: We evaluate how well-resourced the manager is to achieve its sustainable investing goals—the bridge between words and action. • Practices: We assess how the manager actually implements sustainable investing in its investment process. This is designed to distinguish sustainable investing from “greenwashing,” or presenting false integration of responsible investing practices to attract clients. Each manager receives a final score of strong, moderate or weak for its sustainable investment capabilities. Approximately 80% of our underlying managers are UN PRI signatories. For more information, please see How Responsible Investing Fits into Our Manager Research Process, (2018). Sustainable Investing Solutions In addition to integrating sustainability into our investment research and processes, we aim to bring dedicated sustainable investment solutions to our clients through mutual funds and customized solutions. We have a 20-year track record of providing custom screening solutions to clients through separate accounts, enabling them to align their portfolios with their values by excluding investments in certain sectors or business practices, such as tobacco, gambling or firearms. In 2008, we launched the Screened World Equity ex-US Fund, which avoids investing in companies whose activities benefit the governments of countries that support terrorism, genocide or human rights abuses. Since 2012, we have been the investment advisor to the New Covenant Funds, which invest according to the social witness principles of the General Assembly of the Presbyterian Church. In 2015, we launched equity and fixed-income strategies in the SEI Catholic Values Trust, which make investments consistent with the U.S. Conference of Catholic Bishops’ Socially Responsible 1 Our affiliate, LSV Asset Management, manages $107.5 billion, which are not included in this report.

COMPANIES ENGAGED BY ISSUE


26%
Corporate Governace
6%
Public Health
22%
Labor Standards
Climate Change
16%
Environmental Standards
16%
Business Conduct
6%
Human Rights
8%

Investing Guidelines. All of our Irish-domiciled UCITS Funds exclude investments in companies involved in the sale, production or development of certain controversial weapons. As of year-end 2019, these funds had $21.0 billion in assets under management. We also managed approximately $1.5 billion in assets with screening or ESG integration approaches through separately managed accounts (SMAs) in 2019.

Using our in-depth manager research approach, we intend to introduce new strategies to support exclusionary screening, ESG integration and impact investing via mutual funds and separate accounts in the future.

Investment Stewardship

As active owners of our investments, we utilize our voice as shareholders to influence corporations to act in the best interest of our clients, including considering ESG issues.

Through our proxy voting agent, we determine what we believe to be the relevant ESG risks and opportunities, and these factors are incorporated into our voting decisions that are executed by our agent. Our agent evaluates proposals on a case-by-case basis and generally supports well-crafted, business-relevant ESG resolutions. In 2019, we supported 51% of the ESG-oriented shareholder resolutions in the United States, including 91% of those focused on diversity issues, 85% of those focused on political spending and 34% of those focused on climate change.

We also recognize that as shareholders, we have an opportunity to engage with the companies in which we invest. For more than a decade, our UCITS funds have retained a shareholder engagement partner to proactively engage companies to address sustainability risks and opportunities that arise directly or indirectly from their business operations. In 2019, through our shareholder engagement partner, we engaged 448 companies in 34 countries on sustainability topics and achieved 220 positive milestones such as a company commitment, target, or new policy. Among the companies engaged, the frequent topics addressed were corporate governance (26%), labor standards (22%), climate change (16%) and environmental standards (16%).

In 2020, we plan to expand our engagement activity to include all our global assets under management.

More information about our approach to proxy voting can be found online for our funds domiciled in the United States and Canada. For more information about our approach to the UK Stewardship Code, please see our Stewardship Statement.

SCREENING
$22,421.8M

ESG INTEGRATION
$103.6M

TOTAL
$22,525.4M

Totals include mutual fund data as of Dec. 31, 2019, and separate account data as of June 12, 2020.

SUSTAINABLE INVESTING

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2 0 1 9 C S R R E P O R T | S E I C .C O M | 9 Investment Risk Management As a global investment manager, we seek to manage our exposure to and impact on systemic risks across our investment solutions. SEI’s Investment Risk Management team is responsible for ensuring that the risks of our investment strategies are consistent with their mandates. The team operates separately from our portfolio management teams. They also participate actively with our corporate ERM team in their information and reporting flow. We use a technology-driven, multi- asset risk management system for equities, fixed-income securities and alternative investments. The system provides a consistent and daily view of risk across asset classes and creates a framework that is designed to contribute to a common understanding of risks across our various investment teams. Our Risk Management team performs stress tests to measure the risk of loss under various shocks and economic scenarios. Factor-sensitivity shocks measure a portfolio’s sensitivity to specific risk factors, including market risk, credit risk, interest-rate risk and currency risk. Risk Oversight Investment Risk Management chairs the Investment Management Unit’s multiple oversight committees, which include the Sub-Advised Portfolio Management Oversight Committee, the Manager Research Oversight Committee and the Asset Allocation Oversight Committee. These committees evaluate our investment processes, product implementations and investment results relative to expectations. They are also responsible for approving material changes to investment strategies, benchmarks and risk limits. Additional oversight is provided by our Derivatives and Counterparty Risk Oversight Committee and the Liquidity Risk Committee. The Derivatives and Counterparty Risk Oversight Committee monitors exposures and the credit worthiness of derivatives counterparties, repurchase agreement counterparties, and custodial sweep programs. The Liquidity Risk Committee oversees our liquidity risk program. This committee monitors our ability to meet redemptions under normal and stressed conditions without materially impacting a portfolio’s net asset value. Liquidity Risk Our Liquidity Risk Management (LRM) team monitors liquidity in SEI’s portfolios. Using the daily history of cash flows, we determine the level of reasonably anticipated withdrawals from portfolios under normal conditions. Each day, the LRM team measures the amount of time needed to trade portfolio securities based on a transaction cost model that incorporates bid-ask spreads, average daily volume, settlement time and the reasonably anticipated trade size. From this data, we assess a mutual fund’s liquidity profile and its ability to meet redemptions. Strict limits are applied to the amount of illiquid securities in each portfolio. Derivatives Risk Our Derivatives Risk Management (DRM) team monitors the use of derivatives. We have established limits for notional derivatives exposures based on each portfolio’s investment strategy, which are approved by the Sub-Advised Portfolio Management Oversight Committee. We also monitor the liabilities created by deliverable derivatives transactions. These liabilities must be covered by cash or readily marketable securities. In addition, our DRM team monitors counterparty exposures from derivatives transactions. Counterparty exposures are reported to the Derivatives and Counterparty Risk Committee, which also monitors counterparties’ credit worthiness. 2 0 1 9 C S R R E P O R T | S E I C .C O M | 8

Operations

Human Capital

Talent Attraction and Retention

SEI is committed to creating and maintaining a diverse and inclusive workforce and culture. We believe it is imperative to have diversity of thought and talent in order to address the needs of our diverse client base. We value the contributions that come from individuals with whom we work, including their diverse backgrounds, experiences and ideas.

In keeping with that belief, SEI is proud to be an equal opportunity employer. We emphasize employing and advancing people of color, women, individuals with disabilities, military service members and veterans.

Our workforce strategy encompasses global outreach and programs focused on recruitment, retention and the promotion of underrepresented groups within the financial services industry. Part of this strategy includes partnerships with our employee-led affinity groups.

Progressing in the Right Direction

We strive to provide all of our employees with the opportunity to grow and contribute to the success of the business. Our investments in our global gender diversity initiative are guided by our analysis of what we believe we are doing well and where we need to focus our energies to improve the ways in which we attract, develop and retain our female employees.

For the second consecutive year, we surveyed a random sample of female employees from the U.S., U.K., Canada and Ireland to get their views on a wide variety of topics, including engagement, career progression opportunities and barriers, work/life balance, culture and retention. Following analysis of this data, we held a number of focus groups to explore key themes in detail and engage in open dialogue with our female population.

In the U.K., we have seen significant progress in narrowing our gender pay gap. Mean and median fixed pay gaps have reduced for the second year—our mean fixed pay gap has reduced from 30.6% to 21.9%, and our median fixed pay gap has reduced from 18.4% to 12.3%.* Our mean and median bonus pay gaps have also decreased.

**Gender pay gap figures reported as of April 1, 2019*

Cultivating a Diverse Workforce

Global Workforce Development, with input from our affinity groups, works with colleges, universities and external organizations that

	Male	Female	White	Persons of Color
Senior Leadership	75%	25%	90%	10%
Supervisors & Managers	66%	34%	79%	21%
Individual Contributors	65%	35%	82%	18%
Sales & Relationship Management	75%	25%	92%	8%
Technology	77%	23%	68%	32%

Percentages as of Dec. 31, 2019. A portion of SEI employees have chosen not to self-identify their demographic information.

GLOBAL EMPLOYEE DEMOGRAPHICS

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2 0 1 9 C S R R E P O R T | S E I C .C O M | 1 0 share our commitment to diversity of backgrounds, skills and perspectives. These efforts help us build a diverse and inclusive workplace. SEI develops and maintains relationships with historically diverse colleges to further our goal of diversity in the workplace. Beyond posting positions on diversity job boards, we support and attend industry and professional conferences, seeking candidates of all backgrounds, including the National Association of Black Accountants (NABA), ASCEND, Money Managers Institute (MMI), Pennsylvania Diversity Leadership Council, and the Professional Diversity Network. SEI proudly launched the Neurodiversity@Work program in 2017 and serves as part of the Northeastern collective of companies focused on neurodiversity. The Neurodiversity@Work program focuses on connecting career opportunities to those individuals who are on the autism spectrum. By year-end 2019, the program provided over 22 neurodiverse students career support as they seek opportunities within financial services and technology. The program continues to expand as we partner with local, national and international partners for continued learning, career placement and program success. We are proud to be a Department of Defense SkillBridge company, hosting transitioning military service members for internship and long- term, skill-building and observation opportunities in preparation for a post-service career. As part of our commitment to our military communities, we look to continue to scale the SkillBridge program and welcome more transitioning service members in 2020 and beyond. SEI is also a member of the Chester County Economic Development Council, which works specifically with the Hire One Task Force. We are committed to connecting job seekers to hiring employers. Through this effort, our retiree- focused program continues to employ workers who are eligible for retirement but are seeking part-time or on-call work. For the third consecutive year, SEI was recognized as a “Champion of Board Diversity” by The Forum of Executive Women and PwC. SEI was designated as a “Leading Disability Employer” from the National Organization on Disability. SEI was named a 2020 “Top 10-Level Military Friendly® Employer” for companies with $1 billion to $5 billion in revenue. SEI was also recognized as a “Military Friendly® Spouse Employer” in 2020 and 2019. award RECENT AWARDS 2 0 1 9 C S R R E P O R T | S E I C .C O M | 1 1

2 0 1 9 C S R R E P O R T | S E I C .C O M | 1 3 Training and Development The Workforce Development team provides multiple tools to SEI employees to support their growth and professional development. The commitment to employee education continued in 2019 with the introduction of new programs, learning content, and a new tool to provide employees with access to learning that suits their needs. In keeping with a global focus, our Learning and Development team aimed to extend and expand the access of professional development and technology courses to employees around the globe. We invested in partnerships with LinkedIn Learning to remove the physical barriers of in-person training and provided employees with access to over 500 new courses. We recognize that as our business needs evolve, our employees’ learning and development needs evolve as well. In an effort to enhance how employees receive and interact with new educational content, we partnered with Docebo, an online learning platform with a focus on curated content based on an employee’s role, interests and focus. Through this collaboration, we increased training flexibility and provided easier access to content and education tools while still delivering necessary professional and compliance-related content. In 2019, we launched our first Design Thinking Cohort, a program that aims to foster employee creativity and innovation. The program provides an in-depth immersion into the core methodology of design thinking, as well as the opportunity to immediately apply the mindset and tools and take this learning to everyday practices. By year-end 2019, 50 employees participated in two sessions. We also continued to invest in our employees through the Gallup Strengths program, which helps employees understand and build on their unique strengths and develop as leaders. In 2019, we trained 705 employees through facilitated team trainings and open courses. In total, over 1,400 employees have been educated on Gallup Strengths. Leadership Development We launched our “5-15 Leadership Program” for continued growth of leaders, bringing together 15 emerging and experienced leaders from across SEI’s business. Throughout the three- month program, they’re given the opportunity to learn from each other, grow together, connect across organizational functions, gain exposure to executive management and develop a leadership mindset. 40% of the class from 2018 and 13% of the class from 2019 moved into expanded or more senior roles upon completion of the program. For our emerging leaders coming from universities across the globe, our Associates and Internship programs equip recent and soon- to-be graduates with the tools, exposure and development opportunities necessary to launch their SEI careers and provide ongoing support for long-term success at SEI. Both programs proved successful again in 2019 (with 24 and 25 participants, respectively), and we continued our strategy to develop SEI’s newest wave of talent. The programs include education centered on business knowledge, leadership development and strengths-based self-discovery. The Associates and Internship programs have a hallmark event, featuring a case study competition and an innovation pitch to share knowledge and ideas to improve our campus communities. Gallup Strengths Interview Skills Client Experience Shifting Mental Models Robotic Process Automation Blockchain and Cryptocurrency Overview SEI Ventures SQL Essential Training Excel 2010 Managing Conflict Disciplined Collaboration The Introverted Leader book-open POPULAR CONTENT IN 2019 brain 3,958 ONLINE COURSES VIEWED 2,888 INSTRUCTOR-LED CLASS PARTICIPANTS 151 INSTRUCTOR-LED TRAINING SESSIONS 32,644 GET ABSTRACT DOWNLOADS LEARNING HIGHLIGHTS 2 0 1 9 C S R R E P O R T | S E I C .C O M | 1 2

2 0 1 9 C S R R E P O R T | S E I C .C O M | 1 3 Employee Affinity Groups We believe it is important to endeavor to make a meaningful, positive impact on the communities we work in and serve. We strive to be stewards of advocacy, which may be best represented in our diversity initiatives and the grassroots efforts that define our employee-led volunteer groups. Each cause-based group is led by an elected board of directors, and the members follow a specified mission to accomplish their goals. Our affinity groups are self-created, self-run and self- sustained with the support of global colleagues and communities. SEI Cares is a global, philanthropic organization that sponsors volunteer opportunities and awareness events. Established in 2001, the SEI Cares Fund, an employee contribution fund, donates grants to local partner organizations that support animal welfare, community development, environmental protection, and health services. SEI Diversity supports our efforts to attract, develop and retain employees from diverse backgrounds. SEI Diversity focuses on employee education, building an inclusive culture and promoting success for all our stakeholders. SEI Salutes is committed to providing a safe, engaging and stimulating environment that encourages the recruitment and retention of veterans and military personnel. SEI Salutes strives to support veterans and their families in the transition from military service to civilian life, enhance SEI’s diversity and celebrate the contributions of our colleagues with military backgrounds. The SEI Green Team seeks to foster a sustainable future through providing environmental education and awareness for our employees, developing solutions to reduce SEI’s environmental footprint and supporting environmentally friendly purchasing and consumption. Founded in 2007, the SEI Women’s Network seeks to inspire and support the professional growth of women. A board of 14 women and men, who average 14 years of work experience, leads the global organization. The SEI Women’s Network provides educational forums, hosts networking opportunities and encourages success through personal and professional growth. The Women’s Network profiles women across the globe through our #HERSTORY campaign and culminates their activities in an annual leadership summit. The SEI Wellness Team globally promotes employees’ physical, financial and social well-being by creating forums to discuss healthy lifestyles, encouraging physical fitness, sharing caregiving information and advice, helping employees navigate workplace wellness challenges, and offering group sessions on a wide range of physical, emotional and financial well-being topics. 2 0 1 9 C S R R E P O R T | S E I C .C O M | 1 2

Philanthropy

Since 2001, the SEI Cares affinity group has led SEI's company-sponsored philanthropic efforts, including grant-making, volunteerism and community awareness. The program is designed to support and engage with the local communities in which we live and work in a meaningful way, while supporting our corporate social responsibility values. Through the SEI Cares Fund, an employee contribution fund, the program provides grants to our partner organizations in the targeted giving areas of animal rights, welfare and services; community services; economically disadvantaged children; the environment; and health services. In addition to direct grants, SEI Cares also sponsors a matching grant program that matches employee donations and volunteer hours with grants of up to $2,000 to eligible nonprofits.

In 2019, employees collectively contributed over 8,500 hours of service in volunteer activities to over 100 organizations. The SEI Cares Fund donated approximately $260,000 to 20 partner organizations, and through our participation in the Pennsylvania Educational Improvement Tax Credit (EITC) program, SEI Cares granted $260,000 to partner organizations focused on education. SEI Cares also matched over $60,000 in employee contributions to non-partner charity organizations. In all, over $580,000 has gone to charities as part of our SEI Cares group activities. This is in addition to the direct giving SEI makes to charities in the markets in which we operate.

Recent Awards

The Philadelphia Inquirer recognized SEI for its leadership at the 2019 Corporate Philanthropy Awards.

The Greater Philadelphia Chapter of the Association of Fundraising Professionals (AFP) recognized SEI Cares as "Outstanding Corporation of the Year" for volunteer efforts in the communities we live, play and work.


Sanjay

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Environmental Sustainability

Our commitment to corporate social responsibility includes managing our operations efficiently and continually working to reduce our environmental footprint across our corporate headquarters and data center in Oaks, PA, and in our global offices. We aim to minimize our greenhouse gas emissions, effectively manage our waste and benefit our local watershed.

Our in-house facilities teams, which manage our operational practices, report regularly to our Chief Financial Officer and other executive management.

Drawing on our culture of innovation and engagement, SEI's Green Team spearheads many of our environmental sustainability initiatives. This employee-led volunteer group educates employees about environmentally friendly practices and creates new initiatives focused on reducing our carbon footprint, raising environmental awareness and encouraging environmentally conscious consumption.

Greenhouse Gas Emissions

As a technology and investment management company, SEI's greenhouse gas emissions are primarily associated with energy consumption.

At our headquarters, we have invested in energy efficiency by installing LED lighting and updating our building management system (BMS) and related HVAC equipment. This enables us to maximize morning free cooling during shoulder seasons. Our Air Handling Units and Outside Air Units have been retrofitted with variable speed drives to reduce energy consumption.

In 2020, we will complete construction of a new, 104,000-square-foot office building that exceeds high-efficiency standards from the Building Owners and Managers Association (BOMA) and features electrochromic glass that will reduce solar loads and increase HVAC efficiency. The design also incorporates energy recovery units into the ventilation system that will improve indoor air quality while maintaining preconditioned heating and cooling year-round.

Energy Consumption	Oaks, PA	Global	Total
Scope 1: Direct Energy (MWh)	2.11	0.00	2.11
Scope 2: Purchased Electricity (MWh)	17,496	1,720	19,216
Total	17,498	1,720	19,218
Greenhouse Gas Emissions			
Scope 1: Direct (MT CO_2e)	39.58	0.00	39.58
Scope 2: Purchased Electricity (MT CO_2e)	6,260	758	7,018
Total	6,300	758	7,058
Emissions Intensity			
Revenue (MT CO_2e/US $1 million)	N/A	N/A	4.28
Area (MT CO_2e/1,000 ft^2)	13.02	4.72	10.95
Employees (MT CO_2e/FTE)	2.36	1.06	2.09

Greenhouse Gas Emissions

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2 0 1 9 C S R R E P O R T | S E I C .C O M | 1 7 We operate 34,000 square feet of data center space that uses closed glycol loop technology with variable speed pumps to reduce energy consumption while our BMS maximizes free cooling throughout the year. Additional energy efficiency is achieved though sophisticated computer modeling of air flow on the raised floor area. Ongoing replacement of computer room air-conditioning units will continue to improve energy efficiency in our data center. At our office in Dublin, Ireland, 100% of the electricity is produced by renewable sources. In 2019, SEI’s total Scope 1 and Scope 2 greenhouse gas emissions from energy production and consumption were 7,058 MT CO2e. We have established 2019 as our baseline year for measuring greenhouse gas emissions. More detail can be found in our 2019 CDP Climate Report. Waste Management Successful waste management relies on the participation of our employees. To make recycling a simple and routine habit, we instituted single-stream recycling in all of our offices, available in cafeterias and office pantries. Food waste composting is also available in our London office. The Green Team leads efforts to reduce the production of waste in our offices. These efforts include adding automatic hand dryers to restrooms, installing single-serve napkin and utensil dispensers in our cafeterias, and creating signage to educate employees about waste reduction and recycling. In 2019, SEI recycled 56% of waste, by weight, produced at our headquarters. Water Resources SEI’s corporate headquarters comprises a 96-acre campus about 25 miles outside of Philadelphia. The campus is designed to maintain the natural landscape and support the local habitat for plants and animals in the Perkiomen Creek Watershed. We were honored by the Perkiomen Watershed Conservancy in 2008 and 2017 for our efforts to support the watershed. SEI conducts an annual climate change risk assessment to understand its exposure to physical risks associated with climate change. The assessment looks at our own operational footprint as well as the footprint of our critical vendors. For more information about our climate change risk assessment, see page 5. smog Climate Change Risk Assessment 2 0 1 9 C S R R E P O R T | S E I C .C O M | 1 6

SASB Index

All figures reported in U.S. dollars as of Dec. 31, 2019, unless noted otherwise.

Topic	Metric	Code	Disclosure
Software & IT Services – Activity Metrics	(1) Number of licenses or subscriptions, (2) percentage cloud-based	TC-SI-000.A	Not applicable due to structure of business.
	(1) Data processing capacity, (2) percentage outsourced	TC-SI-000.B	SEI has clients that utilize our data processing and storage capabilities, across all our solutions: • 61 banks and trust institutions (on TRUST 3000®) • 53 banks, independent wealth managers and other wealth managers (on the SEI Wealth Platform℠) • 285 banks, wealth managers and other financial services intermediaries • 7,600 financial advisors • 474 institutional clients • 520 investment management companies SEI does not outsource data processing. There may be few exceptions.
	(1) Amount of data storage, (2) percentage outsourced	TC-SI-000.C	SEI storage totals by platform (data protection saves and Exadata are not included): Enterprise 2.5 PB Midrange: 1.4 PB File: 600 TB SEI does not generally outsource data storage. There may be few exceptions.
Environmental Footprint of Hardware Infrastructure	Total energy consumed, percentage grid electricity, percentage renewable	TC-SI-130a.1	Greenhouse Gas Emissions, 2019 CDP Climate Report.
	Total water withdrawn, total water consumed, percentage of each in regions with high or extremely high baseline water stress	TC-SI-130a.2	SEI maintains two offices in regions considered to have high baseline water stress. Neither office withdraws or consumes significant volumes of water.
	Discussion of the integration of environmental considerations into strategic planning for data center needs	TC-SI-130a.3	Environmental Sustainability, page 15.

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Topic	Metric	Code	Disclosure
Data Privacy and Freedom of Expression	Description of policies and practices relating to behavioral advertising and user privacy	TC-SI-220a.1	Information Security, page 6.
	Number of users whose information is used for secondary purposes	TC-SI-220a.2	SEI does not use client information for secondary purposes.
	Total amount of monetary losses as a result of legal proceedings associated with user privacy	TC-SI-220a.3	SEI legal proceedings can be found in our 2019 Form 10-K, pages 22-24.
	Number of law enforcement requests for user information, number of users whose information was requested, percentage resulting in disclosure	TC-SI-220a.4	Because of the sensitive and proprietary nature of these data points we choose not to disclose this data at this time.
	List of countries where core products or services are subject to government-required monitoring, blocking, content filtering or censoring	TC-SI-220a.5	SEI does not operate in countries where products or services are subject to government-required monitoring, blocking, content filtering or censoring.
Data Security	Number of data breaches, percentage involving personally identifiable information, number of users affected	TC-SI-230a.1	Significant breaches are reported in our 2019 Form 10-K, as applicable.
	Description of approach to identifying and addressing data security risks, including use of third-party cybersecurity standards	TC-SI-230a.2	Information Security, page 6.
Recruiting & Managing a Global, Diverse & Skilled Workforce	Percentage of employees that are (1) foreign nationals and (2) located offshore	TC-SI-330a.1	SEI's U.S.-supported foreign national population represents approximately 2.7% of our global workforce. SEI is a global company. Approximately 15% of our employees work in offices outside of the United States: •Non-U.S. North America: 0.8% •EMEA: 14.2% •APAC: 0.6%
	Employee engagement as a percentage	TC-SI-330a.2	SEI did not distribute a companywide engagement survey in 2019.
	Percentage of gender and racial/ethnic group representation for (1) management, (2) technical staff, and (3) all other employees	TC-SI-330a.3	Human Capital, page 10.

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Topic	Metric	Code	Disclosure
Risk Management	Number of (1) performance issues and (2) service disruptions; (3) total customer downtime	TC-SI-550a.1	Significant performance issues and service disruptions can be found in our 2019 Form 10-K, as applicable.
	Description of business continuity risks related to disruptions of operations	TC-SI-550a.2	Business Continuity, page 5.
Asset Management & Custody Activities – Activity Metrics	(1) Total registered and (2) total unregistered assets under management (AUM)	FN-AC-000.A	$244.5 billion in registered assets under management. Our affiliate, LSV Asset Management, manages $107.5 billion, which are not included in this report. Additional information available in our 2019 Form 10-K.
	Total assets under custody and supervision	FN-AC-000.B	$632 billion in assets under administration. Additional information available in our 2019 Form 10-K.
Transparent Information & Fair Advice for Customers	(1) Number and (2) percentage of covered employees with a record of investment-related investigations, consumer-initiated complaints, private civil litigations, or other regulatory proceedings	FN-AC-270a.1	Fair Marketing & Communications, page 4. Additional information found at https://adviserinfo.sec.gov.
	Total amount of monetary losses as a result of legal proceedings associated with marketing and communication of financial product-related information to new and returning customers	FN-AC-270a.2	SEI is subject to federal securities laws and required to file annual and quarterly reports with the SEC on Forms 10-K (Part I, Item 3. Legal Proceedings, Related Notes to the Financial Statements, etc.) and 10-Q (Part II, Item 1. Legal Proceedings, Related Notes to the Financial Statements, etc.). These filings and additional information found at www.seic.com/investors-relations.
	Description of approach to informing customers about products and services	FN-AC-270a.3	Fair Marketing & Communications, page 4.
Employee Diversity & Inclusion	Percentage of gender and racial/ethnic group representation for (1) executive management, (2) non-executive management, (3) professionals, and (4) all other employees	FN-AC-330a.1	Human Capital, page 10.

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Topic	Metric	Code	Disclosure
Incorporation of ESG Factors in Investment Management and Advisory	Amount of assets under management by asset class, that employ (1) integration of ESG issues, (2) sustainability themed investing, and (3) screening)	FN-AC-410a.1	Sustainable Investing Solutions, page 7.
	Description of approach to incorporation of ESG factors in investment and/or wealth management processes and strategies	FN-AC-410a.2	Sustainable Investing, page 7.
	Description of proxy voting and investee engagement policies and procedures	FN-AC410a.3	Investment Stewardship, page 8.
Ethics and Compliance	Total amount of monetary losses as a result of legal proceedings associated with fraud, insider trading, anti-trust, anti-competitive behavior, market manipulation, malpractices or regulations	FN-AC-510a.1	SEI legal proceedings can be found in our 2019 Form 10-K, pages 22-24.
	Description of whistleblower policies and procedures	FN-AC-510a.2	Ethics and Compliance, page 3.
Systemic Risk Management	Description of whistleblower policies and procedures	FN-AC-510a.2	Ethics and Compliance, page 3.
	Description of approach to incorporation of liquidity risk management programs into portfolio strategy and redemption risk management	FN-AC-550a.2	Liquidity Risk, page 9.
	Total exposure to securities financing transactions	FN-AC-550a.3	SEI does not have direct exposure to securities financing transactions. Certain funds may have exposure. Where relevant, this information is provided in fund disclosure materials.
	Net exposure to written credit derivatives	FN-AC-550a.4	SEI does not invest directly in written credit derivatives. Certain funds may have exposure. Where relevant, this information is provided in fund disclosure materials.

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2 0 1 9 C S R R E P O R T | S E I C .C O M | 2 0 2 0 1 9 C S R R E P O R T | S E I C .C O M | 2 1 Legal Notices This document contains forward-looking statements within the meaning of the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by the words “may,” “will,” “expect,” “plan,” “believe,” “continue” or “appear.” Our forward-looking statements include discussions about future operations, strategies and practices, including: • The benefits we or our stakeholders may derive from the policies, procedures and initiatives described in this document. • The impact that the practices and initiatives described in this document may have. • Our focus on sustainable growth in earnings per share, generating recurring revenue and predictable cash flows. • The degree to which we will implement and invest in or pursue the strategies and practices described in this document. You should not place undue reliance on our forward-looking statements as they are based on the current beliefs and expectations of our management and subject to significant risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe the assumptions upon which we base our forward-looking statements are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in our forward-looking statements can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission and available on our website at https://www.seic.com/investor-relations and on the Securities and Exchange Commission’s website (www.sec.gov). We do not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

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